N-SAR EXHIBIT 77C

OPPENHEIMER PORTFOLIO SERIES FIXED INCOME ACTIVE ALLOCATION FUND

SPECIAL SHAREHOLDER MEETING (Unaudited)

On February 29, 2012, a shareholder meeting of Oppenheimer Portfolio Series Fixed Income Active Allocation Fund (the “Fund”) was held at which the twelve Trustees identified below were elected (Proposal No. 1).  At the meeting the sub-proposals in Proposal No. 2 and Proposal No. 3 were approved as described in the Fund’s proxy statement dated December 16, 2011.  The following is a report of the votes cast:

Nominee/Proposal                                           For                                Withheld

Trustees

William L. Armstrong                                7,018,612                                44,527
Edward L. Cameron                                    7,018,612                                44,527
Jon S. Fossel                                               7,018,612                                44,527
Sam Freedman                                            7,018,612                                44,527
Richard F. Grabish                                     7,018,612                                44,527
Beverly L. Hamilton                                   7,018,612                                44,527
Robert J. Malone                                        7,018,612                                44,527
F. William Marshall, Jr.                              7,018,612                                44,527
Victoria J. Herget                                         7,018,612                                44,527
Karen L. Stuckey                                         7,018,612                                44,527
James D. Vaughn                                        7,018,612                                44,527
William F. Glavin, Jr.                                   7,018,612                                44,527

2a:  Proposal to revise the fundamental policy relating to borrowing
For                              Against                                Abstain                                Broker Non Vote
5,538,422                       28,544                                138,207                                1,357,965
2b-1:  Proposal to revise the fundamental policy relating to concentration of investments
For                              Against                                Abstain                                Broker Non Vote
5,622,111                        28,544                                54,519                                1,357,965

2c:  Proposal to remove the fundamental policy relating to diversification of investments
For                              Against                                Abstain                                Broker Non Vote
5,395,805                      171,160                                138,207                                1,357,965

2e-1:  Proposal to revise the fundamental policy relating to lending
For                              Against                                Abstain                                Broker Non Vote
5,538,422                       112,233                                54,519                                1,357,965

2g-1:  Proposal to revise the fundamental policy relating to real estate and commodities
For                              Against                                Abstain                                Broker Non Vote
5,538,422                      112,233                                54,519                                1,357,965

2h:  Proposal to revise the fundamental policy relating to senior securities
For                              Against                                Abstain                                Broker Non Vote
5,538,422                        28,544                                138,207                                1,357,965

2i:  Proposal to revise fundamental policy relating to underwriting
For                              Against                                Abstain                                Broker Non Vote
5,538,422                      112,233                                54,519                                1,357,965

Proposal 3:  To approve an Agreement and Plan of Reorganization that provides for the reorganization of a Fund from a Maryland corporation or Massachusetts business trust, as applicable, into a Delaware statutory trust.

For                              Against                                Abstain                                Broker Non Vote
5,546,632                       20,335                                138,207                                1,357,965